EXHIBIT 5.1
[Letterhead of Wintrust Financial Corporation]
January 26, 2015
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018

Re:     Post-Effective Amendment on Form S-8 to Form S-4
Ladies and Gentlemen:
I am providing this opinion as Executive Vice President, General Counsel, and Corporate Secretary of Wintrust Financial Corporation, an Illinois corporation (the “Company”), in connection with the Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment”) to the Registration Statement on Form S-4 (File No. 333-200149), as amended (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 16,364 shares (the “Option Shares”) of the Company’s common stock, no par value per share (“Common Stock”). The Option Shares are issuable upon the exercise of options to purchase the Company’s common stock (the “Substitute Options”) resulting from the conversion of options to purchase common shares of Delavan Bancshares, Inc., a Wisconsin corporation (“Delavan”) pursuant to Section 1.9 of the Agreement and Plan of Merger, dated as of October 13, 2014, as amended (the “Merger Agreement”), by and among the Company, Wintrust Merger Co., a Wisconsin corporation and wholly owned subsidiary of the Company (“Merger Co.”), and Delavan (the “Option Shares”). On January 16, 2015, the Merger contemplated by the Merger Agreement became effective, and Delavan was merged with and into Merger Co., with Merger Co. continuing as a wholly owned subsidiary of the Company.
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
I have examined the Registration Statement and its exhibits, the Post-Effective Amendment and its exhibits (including the Delavan Bancshares, Inc. 2004 Executive Stock Option Plan, as amended, pursuant to which the Option Shares were granted and are issuable), the Merger Agreement, the Company’s amended and restated articles of incorporation, as amended, and amended and restated by-laws and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and any amendments thereto, the Merger Agreement and the issuance of the Option Shares by the Company. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination. As to facts relevant to the opinions expressed herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.
Based on the foregoing, I am of the opinion that each Option Share will be validly issued, fully paid and non-assessable when (i) the Post-Effective Amendment shall have become effective under the Securities Act, (ii) such Option Share shall have been duly issued and delivered in accordance with the Plan, and (iii) a certificate representing such Option Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Option Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Option Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.
This opinion letter is limited to the laws of the State of Illinois. I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
I hereby consent to the filing of this opinion letter as an Exhibit to the Post-Effective Amendment. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.
                            Very truly yours,
/s/Lisa J. Pattis
Lisa J. Pattis
Executive Vice President, General Counsel, and Corporate Secretary

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